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                                                                   EXHIBIT 99.3

                              ASAT (FINANCE) LLC

                               OFFER TO EXCHANGE
                    OUTSTANDING 12.5% SENIOR NOTES DUE 2006
                                      FOR
                          12.5% SENIOR NOTES DUE 2006
                       WHICH HAVE BEEN REGISTERED UNDER
                          THE SECURITIES ACT OF 1933
                                      AND
                             CONSENT SOLICITATION

               PURSUANT TO THE PROSPECTUS DATED           , 2000

   THE REGISTERED EXCHANGE OFFER AND CONSENT SOLICITATION WILL EXPIRE AT 5:00
 P.M. NEW YORK CITY TIME, ON THE EARLIER OF [   ], 2000 (UNLESS EXTENDED) OR
 THE DATE ON WHICH 100% OF THE ORIGINAL NOTES ARE VALIDLY TENDERED AND NOT WITHDRAWN (THE "EXPIRATION DATE"). TENDERED ORIGINAL NOTES MAY BE WITHDRAWN AND CONSENTS MAY BE REVOKED AT ANY TIME ON OR PRIOR TO THE EXPIRATION DATE OF THE REGISTERED EXCHANGE OFFER.


To:Brokers, Dealers, Commercial Banks,
   Trust Companies and Other Nominees:

  ASAT (Finance) LLC, a Delaware limited liability company (the "Issuer"), is offering, upon and subject to the terms and conditions set forth in the
Prospectus dated         , 2000 (the "Prospectus") and the enclosed Letter of
Transmittal (the "Letter of Transmittal") to consent to the proposed amendment to the indenture and to exchange (the "Exchange Offer") all its outstanding 12.5% Senior Notes Due 2006 (the "Original Notes") guaranteed by ASAT Holdings Limited, ASAT Limited and its subsidiaries, (collectively, the "Guarantors"), for the Issuer's 12.5% Senior Notes Due 2006 (the "Exchange Notes"), also guaranteed by the Guarantors and registered under the Securities Act of 1933, as amended. The Exchange Offer is being made in order to satisfy certain obligations of the Issuer and the Guarantors under the Purchase Agreement dated as of October 26, 1999 by and among the Issuer, the Guarantors and Donaldson, Lufkin & Jenrette Securities Corporation and Chase Securities Inc., as initial purchasers (the "Initial Purchasers") of the Original Notes, and the Registration Rights Agreement dated as of October 29, 1999 by and among the Issuer, the Guarantors and the Initial Purchasers.

  We are requesting that you contact your clients for whom you hold Original Notes regarding the Exchange Offer and Consent Solicitation. For your information and for forwarding to your clients for whom you hold Original Notes registered in your name or in the name of your nominee, or who hold Original Notes registered in their own names, we are enclosing the following documents:

1. Prospectus dated          , 2000;

2. The Letter of Transmittal for your use and for the information of your clients;

3. A Notice of Guaranteed Delivery to be used to accept the Exchange Offer and Consent Solicitation if certificates for Original Notes are not immediately available or time will not permit all required documents to reach the Exchange Agent prior to the Expiration Date (as defined below) or if the procedure for book-entry transfer cannot be completed on a timely basis;

4. A form of letter which may be mailed to your clients for whose account you hold Original Notes registered in your name or the name of your nominee, with space provided for obtaining such clients' instructions with regard to the Exchange Offer,
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5. Guidelines for Certification of Taxpayer Identification Number on
   Substitute Form W-9; and

6. Return envelopes addressed to The Chase Manhattan Bank, the Exchange Agent for the Original Notes.

  Your prompt action is requested. The Exchange Offer and Consent Solicitation
will expire at 5:00 p.m., New York City time, on           , 2000, unless
extended by the Issuer and the Guarantors (the "Expiration Date"). Original Notes tendered pursuant to the Exchange Offer may be withdrawn at any time prior to the Expiration Date.

  To participate in the Exchange Offer, a duly executed and properly completed Letter of Transmittal (or facsimile thereof), with any required signature guarantees and any other required documents, should be sent to the Exchange Agent and certificates representing the Original Notes should be delivered to the Exchange Agent, all in accordance with the Instructions set forth in the Letter of Transmittal and the Prospectus.

  If holders of Original Notes wish to tender, but it is impracticable for them to forward their certificates for Original Notes prior to the expiration of the Exchange Offer or to comply with the book-entry transfer procedures on a timely basis, a tender may be effected by following the guaranteed delivery procedures described in the Prospectus under "The Exchange Offer--Guaranteed Delivery Procedures."

  The Issuer will, upon request, reimburse brokers, dealers, commercial banks and trust companies for reasonable and necessary costs and expenses incurred by them in forwarding the Prospectus and the related documents to the beneficial owners of Original Notes held by them as nominee or in a fiduciary capacity. The Issuer will pay or cause to be paid all security transfer taxes applicable to the exchange of Original Notes pursuant to the Exchange Offer, except as set forth in the Instructions to the Letter of Transmittal.

  Any inquiries you may have with respect to the Exchange Offer and Consent Solicitation, or requests for additional copies of the enclosed materials, should be directed to The Chase Manhattan Bank, the Exchange Agent for the Original Notes, at its address and telephone number set forth on the front of the Letter of Transmittal.

                                          Very truly yours,

                                          ----------------------------------
                                          ASAT (FINANCE) LLC

NOTHING HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY PERSON AS AN AGENT OF THE ISSUER, THE GUARANTORS OR THE EXCHANGE AGENT, OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR MAKE ANY STATEMENTS ON BEHALF OF ANY OF THEM WITH RESPECT TO THE EXCHANGE OFFER, EXCEPT FOR STATEMENTS EXPRESSLY MADE IN THE PROSPECTUS OR THE LETTER OF TRANSMITTAL.

Enclosures.